UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: December 12, 2005

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 12, 2005, the Company issued a press release announcing the declaration of a 50% stock dividend, having the effect of a 3-for-2 stock split on its issued common stock, par value $0.01 per share (the “Common Stock”). Stockholders of record as of the close of business on December 23, 2005, will receive a stock dividend of one share of Common Stock for every two shares they own on that date, and the new shares will be distributed on or about January 13, 2006. Shares will trade ex-dividends on January 17, 2006, the first trading day after the payment date. Stockholders who sell their shares before the ex-dividend date will also be selling their right to receive the stock dividend with respect to those shares. A copy of the press release issued by the Company is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On December 12, 2005, the Company issued a press release announcing the Company’s plan to test a new concept called Coldwater Creek Spa. The Company plans to open six spa locations averaging 5,000 square feet in size during the first half of fiscal 2006. The spa locations will offer a complete menu of spa treatments, including massage, facials, manicures and pedicures, and will also carry an assortment of relevant apparel and a line of personal care products for women. A copy of the press release issued by the Company is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press release dated December 12, 2005 issued by the Company relating to the declaration of a 50% stock dividend on the Company’s common stock

99.2	Press release dated December 12, 2005 issued by the Company announcing its plan to open six day spas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: December 12, 2005	/s/ Dennis C. Pence
Dennis C. Pence, Chief Executive Officer